UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2008

PACIFIC CAPITAL BANCORP

(Exact name of registrant as specified in its charter)

California	0-11113	95-3673456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1021 Anacapa Street Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Pursuant to a Letter Agreement dated November 21, 2008 and a Securities Purchase Agreement – Standard Terms attached thereto (collectively, the “Purchase Agreement”), Pacific Capital Bancorp, a California corporation (the “Company”) issued to the United States Department of the Treasury (the “Treasury Department”) (i) 180,634 shares of the Company’s Series B Fixed Rate Cumulative Perpetual Preferred Stock, having a liquidation preference of $1,000 per share (the “Series B Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase up to 1,512,003 shares of the Company’s common stock, no par value (“Common Stock”), for an aggregate purchase price of $180,634,000. Both the Series B Preferred Stock and the Warrant will be accounted for as components of Tier 1 capital.

The terms, rights, obligations, and preferences of the Series B Preferred Stock are set forth in a Certificate of Determination of Preferences of Series B Fixed Rate Cumulative Perpetual Preferred Stock (the “Certificate of Determination”), which the Company filed with the Secretary of State of the State of California on November 20, 2008. Cumulative dividends on the Series B Preferred Stock will accrue on the liquidation preference at a rate of 5% per annum for the first five years and at a rate of 9% per annum thereafter, but will be paid only if, as and when declared by the Company’s board of directors. In the event that dividends payable on the Series B Preferred Stock have not been paid for the equivalent of six or more quarters, whether or not consecutive, the holders of the Series B Preferred Stock will have the right to elect two members to the Company’s board of directors. In order to effect the terms set forth in the Certificate of Determination, on November 21, 2008, the Company also entered into an additional Letter Agreement with the Treasury Department (the “Additional Letter Agreement”), pursuant to which the Company agreed to (i) maintain an authorized number of directors sufficient to permit the holders of the Series B Preferred Stock to elect two members to the Company’s board of directors, and (ii) amend its bylaws to provide that the authorized number of directors will automatically be increased by two in the event dividends payable on the Series B Preferred Stock have not been paid for the equivalent of six or more quarters, whether or not consecutive.

The Series B Preferred Stock ranks senior to the Common Stock and the Company’s Series A Preferred Stock (of which no shares are currently outstanding) with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. The Series B Preferred Stock may not be redeemed by the Company prior to February 15, 2012, except with the proceeds from the sale and issuance for cash of perpetual preferred stock, Common Stock or any combination of such securities that, in each case, qualify as and may be included as Tier 1 capital of the Company pursuant to applicable risk-based capital guidelines (each such issuance, a “Qualified Equity Offering”). On or after February 15, 2012, the Company may, at its option, redeem, in whole or in part from time to time, the shares of the Series B Preferred Stock then outstanding. Any redemption of the Series B Preferred Stock will be at a redemption price equal to (i) the liquidation preference per share plus (ii) any accrued and unpaid dividends. Holders of the Series B Preferred Stock do not have any right to require the redemption or repurchase of any shares of the Series B Preferred Stock. Any redemption of the Series B Preferred Stock will also be subject to the approval of the Board of Governors of the Federal Reserve System.

The Warrant is initially exercisable for up to 1,512,003 shares of Common Stock at an exercise price of $17.92 per share. The ultimate number of shares of Common Stock that may be issued under the Warrant and the exercise price of the Warrant are subject to certain adjustment provisions, such as upon stock splits or distributions of securities or other assets to holders of Common Stock, and upon certain issuances of Common Stock at or below a specified price relative to the then current market price of the Common Stock. The Warrant expires ten years from the issuance date. The Warrant is exercisable at any time, in whole or in part, except that the Treasury Department may not exercise the Warrant for, or transfer the Warrant with respect to, more than one-half of the original number of shares underlying the Warrant prior to the earlier of (i) the date on which the Company receives aggregate gross proceeds of not less than $180,634,000 from one or more Qualified Equity Offerings and (ii) December 31, 2009. If, on or prior to December 31, 2009, the Company receives aggregate gross proceeds of not less than $180,634,000 from one or more Qualified Equity Offerings, the number of shares of Common Stock issuable pursuant to the Treasury Department’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, the Treasury Department has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

Prior to November 21, 2011, unless the Company has redeemed the Series B Preferred Stock or the Treasury Department has transferred the Series B Preferred Stock to a third party, the consent of the Treasury Department will be required for the Company to (1) declare or pay any dividend or make any distribution on the Common Stock

(other than regular quarterly cash dividends of not more than $0.22 per share of Common Stock) or (2) redeem, purchase or acquire any shares of Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement. In addition, under the Certificate of Determination, the Company’s ability to declare or pay dividends or repurchase Common Stock or other equity or capital securities will be subject to restrictions in the event that it fails to declare and pay (or set aside for payment) full dividends on the Series B Preferred Stock.

The Series B Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register the Series B Preferred Stock, the Warrant and the shares of Common Stock underlying the Warrant as soon as practicable after the date of the issuance of the Series B Preferred Stock and the Warrant.

Pursuant to the terms of the Purchase Agreement, the Company agreed that, until such time as the Treasury Department ceases to own any securities of the Company acquired under the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) and will not adopt any benefit plans with respect to, or which cover, its senior executive officers that do not comply with EESA. On November 19, 2008, the compensation committee of the Company’s board of directors took action to amend the Company’s benefit plans with respect to the Company’s senior executive officers, and the Company’s board of directors ratified such action on November 20, 2008. In connection with the requirements under EESA, the following individuals were determined by the Company to be the senior executive officers covered by EESA: George S. Leis, Stephen V. Masterson, Frederick W. Clough, Clayton C. Larson, Donald Toussaint, and Bradley S. Cowie (the “SEOs”). Each of the SEOs entered into a Consent in the form attached hereto as Exhibit 10.3 and a Waiver in the form attached hereto as Exhibit 10.4, pursuant to which they consented to the amendment of such benefit plans and waived any claims they may otherwise have against the Company or the Treasury Department relating thereto.

The description of the Purchase Agreement, the Warrant, the Certificate of Determination, the Additional Letter Agreement, the form of Consent executed by the SEOs and the form of Waiver executed by the SEOs contained or incorporated herein is qualified in its entirety by reference to the full text of the Purchase Agreement, the Warrant, the Certificate of Determination, the Additional Letter Agreement, the form of Consent executed by the SEOs and the form of Waiver executed by the SEOs attached hereto as Exhibits 10.1, 4.2, 3.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Incorporation

On November 20, 2008, the Company filed the Certificate of Determination with the Secretary of State of the State of California for the purpose of amending its Articles of Incorporation to establish the terms, rights, obligations and preferences of the Series B Preferred Stock. The Certificate of Determination was effective immediately upon filing. A copy of the Certificate of Determination is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Bylaws

On November 20, 2008, the Company’s board of directors approved an amendment to Section 3.2.1 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide that the authorized number of directors will automatically be increased by two in the event dividends payable on the Series B Preferred Stock have not been paid for the equivalent of six or more quarters, whether or not consecutive.

Specifically, the section now reads in its entirety as follows:

“3.2.1 Authorized Number. The number of directors who may be authorized to serve on the Board of Directors of the Corporation shall be no less than nine (9) nor more than seventeen (17). The exact number of authorized directors shall be established by resolution adopted by the Board of Directors. Notwithstanding anything in these bylaws to the contrary, for so long as the Series B Fixed Rate Cumulative Perpetual Preferred Stock (the “Designated Preferred Stock”) is outstanding: (i) whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods (as defined in the Certificate of Determination for the Designated Preferred Stock) or more, whether or not consecutive, the authorized number of directors shall automatically be increased by two (but shall in no event be increased to a number of directors that is greater than the maximum number of directors set forth in Section 3.2.1 of these bylaws); and (ii) this sentence may not be modified, amended or repealed by the board of directors (or any committee thereof) or without the affirmative vote and approval of (x) the stockholders and (y) the holders of at least a majority of the shares of Designated Preferred Stock outstanding at the time of such vote and approval.”

The foregoing description of the Bylaw amendment is qualified in its entirety by reference to Section 3.2.1 of the Bylaws. A copy of the Bylaws (as amended) is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Determination of Preferences of Series B Fixed Rate Cumulative Perpetual Preferred Stock.

3.2	Amended and Restated Bylaws of Pacific Capital Bancorp effective November 20, 2008.

4.1	Form of Certificate for the Series B Preferred Stock.

4.2	Warrant to Purchase Common Stock.

10.1	Letter Agreement, dated as of November 21, 2008, including the Securities Purchase Agreement – Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury.

10.2	Additional Letter Agreement, dated as of November 21, 2008, between the Company and the United States Department of the Treasury.

10.3	Form of Consent, executed by each of Messrs. George S. Leis, Stephen V. Masterson, Frederick W. Clough, Clayton C. Larson, Donald Toussaint, and Bradley S. Cowie.

10.4	Form of Waiver, executed by each of Messrs. George S. Leis, Stephen V. Masterson, Frederick W. Clough, Clayton C. Larson, Donald Toussaint, and Bradley S. Cowie.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CAPITAL BANCORP
(Registrant)

November 25, 2008	By:	/s/ STEPHEN V. MASTERSON
Stephen V. Masterson
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Certificate of Determination of Preferences of Series B Fixed Rate Cumulative Perpetual Preferred Stock.

3.2	Amended and Restated Bylaws of Pacific Capital Bancorp effective November 20, 2008.

4.1	Form of Certificate for the Series B Preferred Stock.

4.2	Warrant to Purchase Common Stock.

10.1	Letter Agreement, dated as of November 21, 2008, including the Securities Purchase Agreement – Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury.

10.2	Additional Letter Agreement, dated as of November 21, 2008, between the Company and the United States Department of the Treasury.

10.3	Form of Consent, executed by each of Messrs. George S. Leis, Stephen V. Masterson, Frederick W. Clough, Clayton C. Larson, Donald Toussaint, and Bradley S. Cowie.

10.4	Form of Waiver, executed by each of Messrs. George S. Leis, Stephen V. Masterson, Frederick W. Clough, Clayton C. Larson, Donald Toussaint, and Bradley S. Cowie.